THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

CARDINAL ENERGY GROUP, INC.

CONVERTIBLE PROMISSORY NOTE

____________, 2013	$98,485.00

Cardinal Energy Group, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of Equity Trust fbo Amy Alley, 401K, or its designee(s) (collectively, the “Holder”) the principal amount of $98,485(the “Principal Amount”) in accordance with the provisions of this Convertible Promissory Note (the “Note”).This Note is issued pursuant to the terms of that certain Note Purchase Agreement of even date herewith (the “Purchase Agreement”).

1. Paid-up Interest. As of the date hereof, the Company has issued to the Holder, as paid-up interest, 131,313 shares of its restricted Common Stock (the “Interest Shares”).

2. Payment of Principal.

2.1. Scheduled Payments. The Company will pay the principal amount of $98,485 (or such principal amount then outstanding) to the Holder on or before 120 days from the date hereof (the “Maturity Date”).

2.2. Prepayments.

(a) The Company may at any time, prepay all or any part, of the outstanding Principal Amount of the Note. In such event, the Company shall deliver to the Holder a written irrevocable notice indicating the amount intended to be so prepaid (the “Prepayment Amount”) and the date on which such prepayment shall be made (the “Prepayment Date”). Such notice shall be delivered to the Holder at least seven (7) business days’ prior to the Prepayment Date.

(b) Upon receipt of the prepayment notice described above, the Holder shall then have the option (by notifying the Company in writing within 5 business days of receipt of the prepayment notice) to accept the prepayment in cash or elect to have the Note converted pursuant to paragraph 4, below.

2.3. Security. The obligations of the Company hereunder are secured by a security interest in the assets of the Company.

3. Event of Default.

3.1. An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(a) Any default in the payment of the principal of,or other charges in respect of this Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise);

(b) The Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commits any breach or default of any provision of this Note.

3.2. During the time that any portion of this Note is outstanding, if any Event of Default has occurred and such Default is not cured by the Company within ten (10) days of the occurrence of the Event of Default (the “Cure Period”), the full principal amount of this Note,shall become at the Holder’s election, immediately due and payable in cash, provided however, the Holder may request (but shall have no obligation to request) payment of such amounts in common stock of the Company (the “Common Stock”) pursuant to its right of conversion as set forth below.

4. Conversion.

4.1. Optional Conversion by Holder. At any time prior to Maturity, the Holder shall have the right (upon providing written notice to the Company), but not the obligation, to convert all or any portion of the outstanding Principal Amount into fully paid and nonassessable shares of the Company’s Common Stock at the conversion price set forth below.

4.2. Conversion Price. Subject to adjustment as described below, the conversion price per share (the “Conversion Price”) shall be the Market Price of the Company’s Common Stock. “Market Price” means the average of the closing Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing bid price on the Over-the-Counter Market, or applicable trading market (the “OTC”). “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTC, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. The shares of Common Stock to be issued upon conversion are herein referred to as the “Conversion Shares”.

4.3. Mechanics of Conversion. In the event that the Holder elects to convert this Note into shares of the Company’s Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (“Notice of Conversion”) to the Company and such Notice of Conversion shall provide a breakdown in reasonable detail of the amount of Principal Amount being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Company shall make the appropriate reduction to the Principal Amount as entered in its records and shall provide written notice thereof to the Holder within two (2) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the non-Converting Party in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”). In the case of the exercise of the conversion rights set forth herein, the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the non-Converting Party of the Notice of Conversion.

4.4. Adjustment Provisions. The Conversion Price and the number and kind of shares or other securities to be issued upon conversion determined herein shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

(a) Reclassification, etc. If the Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

(b) Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

4.6. Reservation of Shares. During the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

5. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of the Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

6. Cancellation. After all principal owed on this Note has been paid in full or upon full conversion of this Note, this Note shall be surrendered to the Company for cancellation and will not be reissued.

7. Place of Payment. Payments of principal is to be delivered to the Holder at the address set forth below for the Holder or to such other address or to the attention of such other person as specified by prior written notice to the Note.

8. Rank. The Note shall be senior in rank to any other debt held by officers, directors or affiliates of the Company.

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first above written.

CARDINAL ENERGY GROUP, INC.:

By:
Name:
Title:
Date: